                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in Registration Statement Nos. 33-54398, 33-78348, 333-07515, 333-43547, 333-56697, 333-32118 and
333-62714 on Form S-8 and Nos. 333-60925 and 333-96369 on Form S-3 of Metretek Technologies, Inc. (f.k.a. Marcum Natural Gas Services, Inc.) of our report dated March 13, 2002 appearing in this Annual Report on Form 10-KSB of Metretek Technologies, Inc. for the year ended December 31, 2001.


/s/ DELOITTE & TOUCHE LLP
------------------------
DELOITTE & TOUCHE LLP
Denver, Colorado
March 27, 2002